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UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2005

CAPITAL RESERVE CANADA LIMITED
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-50339	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Ninth Avenue SE Calgary, Alberta Canada T2G 0T7
(Address of principal executive offices)	(Zip Code)

403-693-8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 – Entry into a Material Definitive Agreement

On August 12, 2005, Capital Reserve Canada Ltd. (“Capital Canada”) entered into and closed a share exchange agreement with Capital Reserve Canada Projects Ltd., an Alberta corporation that is a wholly owned subsidiary of Capital Canada and KCP Innovative Services Inc. (“KCP”), a company incorporated in the Province of Alberta and certain of the shareholders of KCP, namely Ken Pearson, 966358 Alberta Ltd., 989320 Alberta Ltd., 332601 Alberta Ltd. and Ben Marshall (the “KCP Shareholders”).

Under the terms of the share exchange agreement, the KCP Shareholders delivered to Capital Reserve Canada Projects Ltd. a total of 17,335,814 common shares of KCP representing 78.2% of the total issued and outstanding common shares of KCP in exchange for 17,335,814 common shares of Capital Projects which the KCP Shareholders exchanged for a total of 17,335,814 shares of Capital Canada.  Capital Reserve Canada Projects Ltd. intends to amalgamate with KCP and intends within the next three months to make an offer to the remaining shareholders of KCP to acquire their shares on the basis of 1 share of Capital Projects to be exchanged for 1 share of Capital Canada for each share of KCP held by the shareholders.  There are a total of 22,170,114 shares of KCP issued and outstanding.

Under the terms of the share exchange agreement, two of the directors of Capital Canada resigned and the shareholders of KCP appointed two directors to the board of Capital Canada and Capital Reserve Canada Projects Ltd. (“Capital Projects”).

Item 2.01. – Completion of Acquisition

Pursuant to the information disclosed in Item 1.01 above, as of August 12, 2005, Capital Reserve Canada Ltd. has issued a total of 17,335,814 Class A common shares to the KCP Shareholders in exchange for the KCP Shareholders shares of Capital Projects which were issued to the KCP Shareholders in exchange for a total of 17,335,814 common shares of KCP delivered to Capital Projects,  representing 78.2% of the total issued and outstanding shares of KCP.  There were no relationships between the registrant or any of its affiliates or any director or officer of the registrant or any associate of any director or officer of Capital Canada or its wholly owned subsidiary, Capital Projects and KCP or the KCP shareholders.

KCP is an Edmonton, Alberta, Canada based corporation that develops measurement tools for, and provides services using such tools to, businesses engaged in the exploration and production of energy.  Specifically, KCP's tools are used for measuring the flow and quantity of production of oil and gas wells.  KCP has a number of technologies, which are described below,  including an injection technology,  Perforation Inflow Diagnostics technology, Electronic Shut-In Tool, and the Vent Gas Analyzer.  KCP has one wholly owned subsidiary, Zone Technologies Ltd.

The Technologies:

Perforation Inflow Diagnostics ("PID")

PID testing is a set of tools and processes that determine the permeability, skin, reservoir pressure and gas and liquid inflow during a perforating operation at the well site.  Memory gauges are dropped from the surface on a perforating drop bar using an electric line to convey the data.  The electric line conveys the data to a surface recorder at the well head so that information of the well inflow may be evaluated by the user at the time of the perforation.  This information comes from an analysis of the data from the memory gauges using KCP's proprietary software.  The results are available in graphic form, helping the user determine if the well is viable, and, if viable, which drilling methodology should be used.  In essence, PID helps the user optimize the well.

Management of KCP believes that PID gives more accurate measurements of pressure and temperature, and therefore better production of the well, than traditional analysis.  The PID process, as well as the tools and gauges used in the process, is not currently offered by KCP's competitors.  This product is targeted at all producers of natural gas.  No material regulatory approvals or documentation are required for KCP to achieve its business objectives with respect to this product.

PID testing is achieved with two in-house PID slickline units, one drop spool unit and by renting slickline trucks as required.

Injection Technology

Coal Bed Methane ("CBM") is found in coal seams and is produced and sold as natural gas.  Coal beds, however, offer different challenges since coal beds tend to be saturated with water and the pressure tends to be much lower than in natural gas wells.  However, the water pressure is sufficient enough to hold the CBM in solution and, once the pressure is reduced, CBM separates from the water and is able to be piped away.

The challenge is to depressure the well without dewatering below the coal seam and running the risk of damaging the formation and preventing the recovery of more CBM.  A great deal of care is therefore needed to help determine the profitability and achieve the production without damaging the well.

KCP's Injection technology is used to determine the profitability of coal bed methane deposits and is composed of both hardware and software technologies.  The unit injects fresh water into the underground formation to help open the coal beds.  Once flow can be achieved, gauges then measure the flow rate for the methane gas.  Since water has to be removed from the well first, this process helps determine whether the well will be profitable before the customer makes a significant investment on the well.  The process uses proprietary equipment and methodologies developed by KCP and there is no known competitor at present.  This product is targeted at all producers of methane gas.  This product is currently in the commercial production stage.

KCP has two injection trailer units which may be pulled with a pickup truck.  One was purchased from Zone and the other was constructed in September 2004.

Vent Gas Analyzer

The Vent Gas Analyzer is intended to assist with well abandonment by significantly reducing the time required to determine emissions to the atmosphere. It uses a turbine and a deadweight to accurately calculate flow rates of gas to the atmosphere. This helps ensure that there are no emissions above the regulatory guidelines. Management of KCP believes that the process is more accurate and not as labour intensive as previous methods. The technology is proprietary to KCP and, to the knowledge of KCP, is not used by any competitor.  This product will be targeted at all oil and gas exploration companies. This product is currently at the test stage of development and no sales have occurred to date.  This will be completed by June 2006.

Electronic Shut-In Tool

This programmable tool is intended to measure pressure, volume and temperature for the purposes of determining the productivity of an existing well.  Management of KCP believes that it is the only tool that is programmable and has multi functions. It can be programmed to open and close at certain intervals as compared to conventional tools that are open or closed based on a fixed time. The programmable feature also allows the tool to automatically shut in based on pressure. This allows the pressure to build up in the well thus enhancing its life and production. This product is targeted at oil and gas companies.  There are no sales to date and his service will not go into production until September of 2006.

Intellectual Property Policy

The tools sold by KCP are protected by copyright, though KCP does not currently hold patents on any of its products.  KCP has not sought patent protection because of the cost of the process and the level of public disclosure of proprietary information required.  Management of KCP has concerns that this requirement could lead to the disclosure of trade secrets to competitors and potential competitors.  KCP has instead taken steps to protect proprietary information through the use of trade secrets and non-disclosure agreements.

Services

KCP also provides services to oilfield operators.  KCP's primary service uses a number of proprietary processes as well as proprietary equipment.  The various measurement services offered by KCP are provided directly at client well sites by a crew of one or two KCP employees or contractors.  KCP has five employees and two persons on management contracts as of March 31, 2005.  Crews are primarily made up of KCP employees, but KCP may also contract out certain services to wire line companies in the area of a particular client well site.  Provision of KCP's services to clients requires specialized staff with knowledge of the oilfield services industry and KCP's technology.  Basic wire line knowledge and basic computer knowledge are required, with further training on KCP's services provided by KCP.  The generally healthy state of the oil and gas industry dictates the availability of potential employees with the knowledge required by the KCP.  As of this date, KCP has been able to find skilled employees with oilfield experience.

All financial information included in this report is stated in Canadian Dollars.

Based on audited financial statements, as at the fiscal year ended August 31, 2004, KCP had assets of $2,484,614, including $1,209,552 in cash and based on KCP’s unaudited financial statements for the six months ended February 28, 2005, KCP had assets of $2,350,126 based on KCP had revenues of $420,314 in the year ending August 31, 2003, $380,606 in the year ending August 31, 2004, and $495,789 for the six months ended February 28, 2005.  These numbers are based on financial statements prepared according to Canadian GAAP.

Capital Canada’s year end is presently December 31.   Capital Canada will file audited year end financial statements of KCP restated in U.S. GAAP for the two most recent fiscal years and pro forma financial statements showing the effect of the acquisition within the next 71 days.

Item 3.02 Unregistered Sales of Equity Securities

On August 12, 2005, Capital Canada issued a total of 17,335,814 Class A common shares pursuant to a share exchange agreement with KCP and the five majority shareholders of KCP whereby Capital Projects, a wholly owned subsidiary of Capital Canada acquired a total of 17,335,814 common shares of KCP.

Item 5.01 Changes in Control of Registrant

The issuance of the 17,335,814 Class A common shares pursuant to the share exchange agreement has effected a change in control of Capital Canada.  The following persons have received shares which will effect the change in control based on a total of 19,335,814 Class A common shares issued and outstanding as of August 12, 2005.

Name	Number of Class A Common Shares	Percentage Held	Consideration
Ken Pearson(1)	7,585,814	39.23%	7,585,814 common shares of KCP
966358 Alberta Ltd. (2)	4,000,000	20.69%	4,000,000 common shares of KCP
989320 Alberta Ltd. (3)	2,200,000	11.38%	2,200,000 common shares of KCP
332601 Alberta Ltd. (4)	1,500,000	7.76%	1,500,000 common shares of KCP
Ben Marshall	2,050,000	10.60%	2,050,000 common shares of KCP

(1) Mr. Ken Pearson was appointed a director of Capital Canada and Capital Projects as of August 12, 2005 as required by the terms of the share exchange agreement.

(2)  The beneficial owner of 966358 Alberta Ltd. is Mr. James Baker who was appointed a director and President of Capital Canada and Capital Projects as of August 12, 2005 as required by the terms of the share exchange agreement..

(3)  The beneficial owner of 989320 Alberta Ltd.  is Mr. Bert Lavallee.

(4) The beneficial owner of 332601 Alberta Ltd. is Terry Routier.

Item 5.02 – Election of Directors – Appointments of Principal Officers

5.02 (b) –

Mr. N. Desmond Smith, the President and principal executive officer and Mr. W. Scott Lawler, the secretary treasurer of Capital Canada have resigned as officers and directors as of August 12, 2005 and Ms. Jacqueline Danforth, the President and Secretary Treasurer of Capital Projects has resigned as President of Capital Projects as of August 12, 2005.

Mr. James Baker has been appointed President, Chief Executive Officer and a director of Capital Canada and President and a director of Capital Projects as of August 12, 2005.  Mr. Baker was awarded a Masters in Business Administration from Queen's University in 1974 and a Bachelor of Engineering Degree from the Nova Scotia Tech (Dalhousie) University in 1970.  He is an investment consultant and prior thereto between 1997 and October 2002, he was an investment advisor with a national investment dealer which is a member of the Investment Dealers' Association of Canada.  Prior thereto between 1988 and 1997 he was President of Projex Corp Ltd., a project management company.  Mr. Baker has been a director of KCP since January 27, 2004 and acting Chief Executive Officer of KCP since June 1, 2004.   Mr. Baker is a director of Canglobe International, a reporting company trading on the OTC/BB since December 2004.

Mr. Ken Pearson was appointed a director of Capital Canada and Capital Projects as of August 12, 2005.  Mr. Pearson has been a director and the President of KCP since January 21, 2001.   From August 1995 to January 2001 Mr. Pearson was a consultant to Alpine Testing, a testing company in the oil and gas industry.  Mr. Pearson has 35 years experience in the oil and gas industry.  He has spent 11 years directly in the Research and Development of high performance methodology to enhance measurement devices and the resulting information from those devices.  He is trained on full-bore tools, drill stem testing and telemetry tools for case holes and has developed many measurement devices.   Mr. Pearson is a key employee of KCP.

Ms.  Jacqueline Danforth, has been appointed Secretary/Treasurer of Capital Canada as of August 12, 2005.  Ms. Danforth has been a member of our Board of Directors since September 3, 2002. Ms. Danforth has spent the past several years in the employ of publicly traded companies providing management, administrative and accounting services. She has been a member of the Board of Directors and the President of FACT Corporation, a public corporation engaged in the business of functional foods, since August 7, 2001. Ms. Danforth has been a director and Secretary-Treasurer of Food and Culinary Technology Group Inc., FACT Corporation's primary operational subsidiary, since its acquisition by FACT Corporation on November 7, 2001. Ms. Danforth became President of Food and Culinary Technology Group Inc. on July 22, 2002.  Ms. Danforth was the Secretary, Treasurer and a member of the Board of Directors of Synergy Technologies Corporation, an oil and gas technology company, from December 1997 to June 2001. During her tenure at Synergy Technologies, Ms. Danforth was a member of Synergy's Audit Committee; and a director of Synergy's operating subsidiaries, Carbon Resources Ltd., SynGen Technologies Limited, and Lanisco Holdings Limited. Ms. Danforth also currently serves as the President and a Director of Texas T Minerals Inc., a publicly traded Alberta corporation operating in the mining industry, as well as on the Board of Directors of Texas T Petroleum Ltd. and Texas T Petroleum Inc., private companies operation in the oil and gas industry.  On May 6, 2005, Ms. Danforth also was appointed President and a director of Stone Canyon Resources Inc., a wholly owned subsidiary of Stone Canyon Resources Ltd., a company operating in the oil and gas industry. She is the President and sole director of Argonaut Management Group, Inc., a private consulting company.  Ms. Danforth handles the administration of the Company and overseas the financial statement preparation.  She presently spends approximately three days (3) per month on the affairs of the Company.

Item 9.01 Financial Statements and Exhibits

The financial statements and pro forma financial information relative to KCP are not included with this report and will be filed not later than 71 calendar days from the date of this initial report.

10.1  Share Exchange Agreement between Capital Reserve Canada Ltd., Capital Reserve Canada Projects Ltd.,   KCP Innovative Services Inc. and Ken Pearson, 966358 Alberta Ltd., 989320 Alberta Ltd.,  332601 Alberta Ltd. and Ben Marshall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       August 12, 2005

CAPITAL RESERVE CANADA LIMTIED

By: __/s/ Jacqueline Danforth_____________________

Name:

Jacqueline Danforth

Title:

Secretary/ Treasurer